UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

MONDIAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-51033 (Commission File Number)	27-4481914 (IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this Current Report, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.

Item 8.01.               Other Events

In August 2013, the Company is presently in different stages of due diligence review and discussion, gathering data and information, and any available reports on potential acquisitions for proved producing reserves with revenues located in Texas, Louisiana, and other productive regions and areas in the U.S. The Company is working with sophisticated institutional investor group for a potential unit trust funding arrangement whereby upon approval of a qualified oil and gas project presented to the fund, and meeting its criteria, would advance on a per project basis up to $50,000,000 for 100% acquisition by the Company of such qualified project and available interests, and further terms including but not limited to an amortized interest rate of 12%, payable monthly over 60 months, and secured by certain of the acquisition assets. The Company is in various stages of presentation on one or more projects with the goal to complete acquisition of a first project in the third quarter of operations. The Company has encountered difficulties in closing one or more transactions due the general economic climate changes and the pricing volatility in oil and gas industry itself.

As previously reported, in April 2013, the Company agreed to a terms for a $1,000,000 private placement with an option for a second $1,000,000 from a European based private equity group. The proceeds previously set to be used for advancing the Company's Oil and Gas acquisition and development strategy. Under the terms of the private placement the Company will issue 4,000,000 common shares at $0.25 per share with a option to participate and a second USD 1,000,000 priced at a 20% discount to market based on the last 5 days closing price. The funds to then be advanced in stages are not available at the present time as the market price of the Company’s stock is below the threshold target entry price and has not yet been renegotiated at the date of this report. The hereinabove listed institutional investor group will, subject to the funds requirements, serve to replace the availability of these funds without the need for stock issuances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2013

MONDIAL VENTURES, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer